--------------------------------------------------------------------------------
                          Consulting Services Agreement
--------------------------------------------------------------------------------

This agreement is made and entered into as of the 28th day of September 2005, by and between Triple Crown Consulting, Inc., (the "Consultant"), whose principal place of business is 1946 North Oak Haven Circle, North Miami, FL 33179 and Connected Media Technologies, Inc. (the "Client") whose principal place of business is 950 S. PINE ISLAND RD, Suite A150-1094, Plantation, FL 33324.

WHEREAS:

The Consultant is willing and capable of providing on a "best efforts" basis various forms of services for and on behalf of the Client.

The Client desires to obtain such services and wishes to retain Consultant as an independent consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, it is agreed as follows:

1. Consulting Services. The Client hereby retains the Consultant as an independent consultant to the Client for the purpose of managing the company's Investor Relations communications to potential and existing shareholders and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client, on a non-exclusive basis, such services of an advisory or consultative nature in order to inform the brokerage community, the Client's shareholders and the general public concerning financial public relations and promotional matters relating to the Client and its business. It is the intention of the parties that the Consultant will gather all publicly available information relating to the Client and communicate with officers and directors of the Client in an effort to consolidate the information obtained into summary form for dissemination to interested parties. The Consultant will distribute such information concerning the Client to , newsletters and websites that market to "opt-in" subscribers, and other person(s) who: (a) are capable of effectively disseminating such information to the general public; and (b) who agree in writing with Consultant to abide by the same (or substantially the same) representations and covenants as set forth in Paragraph 20 below (a "Permitted Subcontractor"). The Consultant will not provide any investment advice or recommendations regarding the Client to anyone; rather, the Consultant will focus on contacting persons, generally via telephonic communications and person-to-person meetings, in order to familiarize them with information concerning the Client, which the Consultant has collected and is otherwise available to the general public. On a non-exclusive basis, the Consultant shall accomplish performance of the consulting services described herein. Notwithstanding the foregoing, Consultant, may, in its sole discretion, outsource any or all of the services to be provided herein to Permitted Subcontractors. Consultant shall be responsible for the hiring of and the services to be performed by the Permitted Subcontractors, the cost of which shall be deemed included in the Compensation described in Paragraph 4.

2. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

3. Term of Agreement. The term of this Agreement shall be one (1) year , commencing upon the execution of this agreement, hereof and terminating one (1) year thereafter, subject, however, the rights of each party to terminate the Agreement as described herein.

4. Compensation. In consideration of the services to be provided for the Client by the Consultant, the Client hereby agrees to compensate the Consultant by issuing Consultant ten million (10,000,000) shares of the Client's common stock. These shares shall be included in the Client's pending SB-2 registration statement and shall be issued to Consultant promptly after the Securities and Exchange Commission formally approves the SB-2 and declares it to be effective.

5. Expenses. The Client shall reimburse the Consultant on demand for all expenses and other disbursements, including but not limited to travel, entertainment, mailing, printing and postage, incurred by the Consultant on behalf of the Client in connection with the performance of the consulting services pursuant to this Agreement. Expenses and disbursements shall have the Client's prior approval.

6. Termination. Notwithstanding any provision contained in this agreement on the contrary, either party has the right to terminate this Agreement upon the other party's material breach of any material term herein, upon ten (10) day's prior notice.

7. Work Product. It is agreed that, prior to payment of the Compensation Shares, all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein.

8. Disclosure of Information. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, except to authorize representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any parties hired by Consultant shall be bound by the provisions of this Section 8.

9. Nature of Relationship. It is understood and acknowledged by the parties that the Consultant is being retained by the Client in an independent capacity and that in this connection, the Consultant hereby agrees that it cannot enter into any agreement or incur any obligation on behalf of the Client.

10. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of consulting services for any other person, which could conflict with its obligations under this Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement shall constitute the Client's ongoing consent to the Consultant's outside consulting activities.

11. Indemnification for Securities Law Violations. The Client agrees to indemnify, hold harmless and defend the Consultant and each officer, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of actions of the Client or its agent(s). This indemnification to Consultant shall be null and void if, as a result of any investigation it is determined that the actions of the Consultant or a Permitted Subcontractor have caused any violation of the Securities Act of 1933, as amended or any other applicable state law or regulation. Consultant shall indemnify, hold harmless, and defend Client and each of Client's officers and directors against any losses, claims, damages, liabilities and/or expenses (including legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Client or such officer, director or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of actions of the Consultant or a Permitted Subcontractor. This indemnification to Client shall be null and void if, as a result of any investigation it is determined that the actions of the Client has caused any violation of the Securities Act of 1933, as amended or any other applicable state law or regulation.

12. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

13. Waiver of Breach. Any waiver by the Consultant of a breach of any provision of this Agreement by the Client shall not operate or be construed as a waiver of any subsequent breach by the Client.

14. Assignment. Assignment shall only be made upon the approval of both parties in writing. Should such an assignment be agreed to, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

15. Jurisdiction and Venue. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Florida. Therefore, each of the parties hereto hereby consents to the jurisdiction and venue of the courts of the State of Florida.

16. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties in regards to Management/Financial Consulting services and supercedes and replaces all prior understandings, agreements and negotiations between the parties.

17. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

18. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and affect to the same extent as though the invalid or unenforceable provision were not contained herein.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

20. Consultant's Warranties and Covenants. (a) Consultant represents and warrants that he: (1) possesses all necessary licenses, permits and qualifications necessary to perform the services hereunder; and (2) is not currently, and has not been in the past five (5) years, the subject of any criminal or civil action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body relating to an allegation of fraud or a violation of any securities laws or any of Consultant's business practices; and has no knowledge of the basis for any such matter. (b) Consultant agrees that the representations and warranties set forth in subsection 20(a) herein will remain true, accurate and complete in all material respects throughout the term of this agreement.

21. Press Releases. Neither party shall issue any press release concerning the nature of the relationship set forth herein without the advance written consent of the other party. Nothing in this paragraph shall be construed to limit either party's right to make any such filings concerning this agreement that it reasonably believes is required by law.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

CONSULTANT:                                   CLIENT:

Triple Crown Consulting, Inc.                 Connected Media Technologies, Inc.

By: /s/ Ben Kaplan                            By: /s/ Jeffrey W. Sass
    ------------------------------                ------------------------------

Its: President                                Its: President
     -----------------------------                 -----------------------------

Date: 9/30/05                                 Date: 9/30/05
      ----------------------------                  ----------------------------